UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 03, 2023

Sight Sciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40587	80-0625749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4040 Campbell Avenue Suite 100
Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 266-1144

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SGHT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer and Treasurer

Effective April 3, 2023, Alison Bauerlein was appointed by the Board of Directors (the “Board”) of Sight Sciences, Inc. (the “Company”) to serve as the Company’s Chief Financial Officer and Treasurer. Ms. Bauerlein will also serve as the Company’s Principal Financial Officer and Principal Accounting Officer.

Ms. Bauerlein, age 41, co-founded Inogen, Inc. (Nasdaq: INGN) (“Inogen”), a medical technology company, in 2001, and previously served as Inogen’s Executive Advisor from December 2021 to April 2022, and Chief Financial Officer, from 2009 until December 2021. Ms. Bauerlein also served as Inogen’s Executive Vice President of Finance from March 2014 until December 2021, Corporate Secretary from 2002 until July 2021, and Corporate Treasurer from 2002 until December 2021. Ms. Bauerlein has served as a member of the board of directors, and a member of the audit committee, of Pear Therapeutics, Inc. (Nasdaq: PEAR) (“Pear”), a software-based digital therapeutics company, since December 2021, as a member of the board of directors, and a member of the audit committee, of Gelesis Holdings, Inc. (NYSE: GLS), a biotherapeutics company, since January 2022, and as a member of the board of directors of Koya Medical, Inc., a private company, since January 2021. Ms. Bauerlein has over 20 years of experience in treasury, finance, accounting, and risk management, as well as strategic and tactical cost analysis and forecasting. Ms. Bauerlein received a B.A. in economics/mathematics with high honors from the University of California, Santa Barbara.

In connection with Ms. Bauerlein’s appointment as Chief Financial Officer and Treasurer, Ms. Bauerlein entered into an employment agreement with the Company (the “Employment Agreement”), effective April 3, 2023. Pursuant to the terms of the Employment Agreement, Ms. Bauerlein will receive an initial annual base salary of $410,000 (such annual base salary, as may be adjusted by the Board from time to time, the “Base Salary”) and will be eligible to receive an initial annual cash bonus, targeted at 50% of the Base Salary (such target, as may be adjusted by the Board from time to time, the “Annual Bonus”).

If Ms. Bauerlein’s employment is terminated by the Company without cause, or Ms. Bauerlein resigns from the Company with good reason, the Company shall: (a) pay Ms. Bauerlein an amount equal to the Base Salary for the subsequent 12-month period, (b) pay Ms. Bauerlein an amount equal to any unpaid Annual Bonus earned for the year prior to the year of termination, payable when annual bonuses for such year are paid to other executives of the Company, and (c) make direct payment of, or reimbursement for, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) premiums, less the amount the Ms. Bauerlein would have paid for coverage as an active employee, commencing on Ms. Bauerlein’s separation date and ending upon the earliest of: (i) the expiration of the subsequent 12-month period, (ii) the date Ms. Bauerlein and/or her dependents become no longer eligible for COBRA, or (iii) the date Ms. Bauerlein becomes eligible to receive benefits from a subsequent employer.

Under the Employment Agreement, “cause” generally means, subject to notice and cure rights, an executive officer’s: (a) refusal to substantially perform duties or carry out reasonable and lawful instructions concerning duties, (b) material breach of a policy of the Company, provision of the employment agreement or any other material agreement between the executive officer and the Company, (c) conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (d) unlawful use or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises or while performing the executive officer’s duties and responsibilities under the employment agreement, or (e) commission of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or any of its affiliates.

Under the Employment Agreement, “good reason” generally means, subject to notice and cure rights, (a) a reduction in Annual Base salary or target Annual Bonus, (b) a material decrease in authority or areas of responsibility, (c) the relocation of the executive officer’s primary office to a location more than 35 miles from the executive officer’s primary office as of the date of the Employment Agreement, (d) the failure of any successor of all or substantially all of the Company’s assets to assume the Employment Agreement, to the extent such assumption does not occur automatically by operation of law, or (e) the Company’s breach of a material provision of the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Employment Agreement, attached as an exhibit to the Company’s Quarterly Report on Form 10-Q, which will be filed on or around May 15, 2023.

Additionally, in connection with Ms. Bauerlein’s appointment as Chief Financial Officer and Treasurer, the Board approved the following grants to Ms. Bauerlein: (a) an Option (as defined in the Company’s 2021 Incentive Award Plan (the “Plan”)) to purchase 71,800 shares of the Company’s common stock, par value $0.001, and (b) an award of 103,000 restricted stock units subject to the terms and conditions of the Plan. Ms. Bauerlein has also entered into the Company's standard indemnification agreement for directors and officers.

Ms. Bauerlein has no family relationships with any director or executive officer of the Company. There are no arrangements or understandings between Ms. Bauerlein and any other person pursuant to which Ms. Bauerlein was appointed as an executive officer. Additionally, there are no transactions involving Ms. Bauerlein that would require disclosure under Item 404(a) of Regulation S-K.

Resignation of Interim Chief Financial Officer and Treasurer

In connection with Ms. Bauerlein’s appointment as Chief Financial Officer and Treasurer, Jim Rodberg will no longer serve as interim Chief Financial Officer, interim Treasurer, Principal Financial Officer or Principal Accounting Officer, effective immediately.

Item 7.01 Regulation FD Disclosure.

On April 3, 2023, the Company issued a press release announcing the appointment of Ms. Bauerlein and the resignation of Mr. Rodberg as discussed above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated into Item 7.01 by reference.

On April 3, 2023, the Company posted an investor presentation to its website at https://investors.sightsciences.com/. The Company expects to use the investor presentation, in whole or in part, in connection with presentations to investors, analysts and other interested parties. A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 3, 2023.
99.2	Sight Sciences, Inc. Investor Presentation dated April 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sight Sciences, Inc.

Date:	April 3, 2023	By:	/s/ Paul Badawi
President and Chief Executive Officer